SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                                  April 5, 2000
                Date of Report (Date of earliest event reported)




                              GULFWEST OIL COMPANY
             (Exact name of registrant as specified in its charter)

                                      Texas

                 (State or other jurisdiction of incorporation)

        1-12108                                              87-0444770

(Commission File Number)                                   (IRS Employer
                                                        Identification Number)


         397 N. Sam Houston Parkway E., Suite 375, Houston, Texas 77060
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (281) 820-1919



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ITEM 5.  OTHER EVENTS

     On April 5, 2000, GulfWest Oil Company ("GulfWest" or the "Company") closed a $19.3 million credit facility with an international energy lender. At closing, $12.9 million was funded for acquisition of oil and natural gas properties and debt consolidation.

     Subsequently, $6.4 million will be made available for specific development projects on the Company's currently owned, as well as, recently acquired properties in Texas and Colorado. The projects will involve the re-completion of existing wells and development drilling of Company-owned acreage.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  None.